Exhibit 99.3

VANDA PHARMACEUTICALS INC.

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (unaudited)

On December 7, 2023, Vanda Pharmaceuticals Inc. (Vanda or the Company) entered into an Asset Purchase Agreement to acquire certain assets comprising the exclusive rights to market and sell PONVORY® within the United States (U.S.) and Canada (Ponvory or Purchased Assets) from Actelion Pharmaceuticals Ltd. (Janssen), a Johnson & Johnson Company, and the closing of the transaction took place simultaneously with signing (the Acquisition). PONVORY® is a once-daily oral selective sphingosine-1-phosphate receptor 1 modulator, indicated to treat adults with relapsing forms of multiple sclerosis, to include clinically isolated syndrome, relapsing-remitting disease and active secondary progressive disease.

The pro forma information presented herein consists of unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023. The presentation of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 reflects the combined results as if the Acquisition had occurred on January 1, 2023, the beginning of the Company’s 2023 fiscal year. Ponvory’s historical financial statements of the Purchased Assets as included in these unaudited pro forma condensed combined financial statements include activities from January 2, 2023 through the December 7, 2023 date of acquisition. The one day difference in fiscal year start date was not material for adjustment in these unaudited pro forma condensed combined financial statements. Ponvory’s balance sheet has already been reflected in the Consolidated Balance Sheet of the Company in the annual report on Form 10-K (Annual Report) for the fiscal year ended December 31, 2023.

The unaudited pro forma condensed combined financial statements include adjustments that reflect the accounting for the Acquisition in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The transaction accounting adjustments consist of those necessary to account for the Acquisition.

As discussed in Note 2 to the unaudited pro forma condensed combined financial statements, the Company has concluded, in accordance with U.S. GAAP, that the Acquisition does not meet the definition of a business. However, for purposes of this Form 8-K/A, and in accordance with S-X 11-01, the Acquisition is considered the purchase of a business.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the historical financial statements of the Company included in its Annual Report for the year ended December 31, 2023 filed with the SEC on February 8, 2024 and (ii) the Special Purpose Abbreviated Financial Statements of Ponvory as of and for the years ended January 1, 2023 and January 2, 2022, and as of October 1, 2023 and for the nine months ended October 1, 2023 and October 2, 2022, included in Exhibits 99.1 and 99.2 of this Form 8-K/A.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of results that would have occurred had the Acquisition been completed as of the date indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to be indicative of the future financial position or operating results of the combined operations. Actual financial conditions and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

VANDA PHARMACEUTICALS INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Unaudited)

For the year ended December 31, 2023

(in thousands, except for share and per share amounts)	Vanda (Historical)	Ponvory (Historical) for the Nine Months Ended October 1, 2023 Adjusted for Reclassifications (Note 2)	Ponvory (Historical) for the Period October 2, 2023 to December 7, 2023 Adjusted for Reclassifications (Note 2)	Transaction Accounting Adjustments	Notes	Pro Forma Condensed Combined
Revenues:
Net product sales	$192,640	$23,684	$5,345	$—		$221,669

Total revenues	192,640	23,684	5,345	—		221,669
Operating expenses:
Cost of goods sold excluding amortization	14,796	1,025	321	—		16,142
Research and development	76,823	12,337	1,453	—		90,613
Selling, general and administrative	112,883	11,908	1,438	—		126,229
Intangible asset amortization	2,090	3,015	748	3,753	2a	9,606

Total operating expenses	206,592	28,285	3,960	3,753		242,590

Income (loss) from operations	(13,952)	(4,601)	1,385	(3,753)		(20,921)
Other income	20,291	—	—	—		20,291

Income (loss) before income taxes	6,339	(4,601)	1,385	(3,753)		(630)
Provision (benefit) for income taxes	3,830	—	—	(1,558)	2b	2,272

Net income (loss)	$2,509	$(4,601)	$1,385	$(2,195)		$(2,902)

Net income (loss) per share:
Basic	$0.04					$(0.05)

Diluted	$0.04					$(0.05)

Weighted average shares outstanding:
Basic	57,380,975					57,380,975

Diluted	57,557,911					57,380,975

See accompanying notes to unaudited pro forma condensed combined financial information.

VANDA PHARMACEUTICALS INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

1. Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X. The Company and Ponvory’s financial statements included in the unaudited pro forma condensed combined financial statements have been prepared in accordance with U.S. GAAP. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that reflect the accounting for the Acquisition in accordance with U.S. GAAP.

The unaudited pro forma condensed combined financial statements have been prepared in a manner consistent with the accounting policies adopted by the Company. The accounting policies of PONVORY® have been determined to be similar in all material respects to the Company’s accounting policies. Other than the reclassification discussed below, no adjustments for accounting policy differences have been reflected in the unaudited pro forma condensed combined financial statements.

2. Transaction Accounting and Reclassification Adjustments

The Company accounted for the Acquisition as an asset acquisition in accordance with ASC 805-50 because substantially all of the fair value of the assets acquired is concentrated in a single asset, the PONVORY® product rights. The PONVORY® products rights consist of certain patents and trademarks, regulatory approvals, marketing assets, and other records, and are considered a single asset as they are inextricably linked. The total consideration for the acquisition was $104.9 million consisting of cash paid to Janssen and acquisition-related transaction costs, of which $4.2 million of the consideration was accrued as of December 31, 2023. The total consideration was fully allocated to the acquired intangible asset for the U.S. and Canada rights to PONVORY®.

The Purchase Agreement includes customary representations, warranties and covenants, as well as standard mutual indemnities covering losses arising from any material breach of the Purchase Agreement or inaccuracy of representations and warranties. Janssen has agreed to indemnify the Company against losses arising from its activities prior to the closing, and the Company has agreed to indemnify Janssen against losses arising from the Company’s activities pertaining to PONVORY® after the closing. Simultaneously and in connection with the Purchase Agreement, the parties have also entered into certain supporting agreements, including a customary transition agreement, pursuant to which, during a transition period, Janssen will continue PONVORY® operations and the Company and Janssen will transition regulatory and supply responsibility for PONVORY® to the Company.

Reclassification adjustments

The amortization expense for the Ponvory intangible asset of $3.0 million for the nine months ended October 1, 2023 and $0.7 million for the period from October 2, 2023 to December 7, 2023 has been reclassified from the cost of goods sold line to the intangible asset amortization line to conform to the Company’s financial statement presentation.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(2a) Intangible asset amortization

The PONVORY® intangible asset is being amortized on a straight-line basis through 2035, which is the estimated economic useful life of the related product rights. The table below reflects the adjustment to eliminate the historical intangible asset amortization expense and record the new intangible asset amortization expense.

(in thousands)	December 31, 2023
Amortization of PONVORY® product rights	$7,516
Reversal of historical Ponvory amortization	(3,763)

Pro forma adjustment	$3,753

(2b) Income tax provision (benefit)

The pro forma presentation of the effect on income tax provision (benefit) was calculated using a U.S. estimated statutory rate of 22.4%. The adjustments are summarized in the following table.

(in thousands, except for statutory tax rate)	Loss before income taxes	Statutory tax rate	Income tax benefit
Ponvory historical	$(3,216)	22.4%	$(719)
Transaction accounting adjustments	(3,753)	22.4%	(839)

Pro forma adjustment			$(1,558)